UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: September 26, 2013

AXION POWER INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22573	65-0774638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3601 Clover Lane

New Castle, PA 16105

(Address of principal executive offices)

(724) 654-9300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On September 27, 2013, Axion Power International, Inc. (the “Corporation”) held an Annual Meeting of Shareholders.  At the Annual Meeting, the matters set forth below were put forth to a vote of its shareholders, and passed with the following final tally of votes of shares voted for, against or withheld as set forth.

After review and tabulation, the ballots and proxies cast for and against, and those abstaining, the election of two directors of the Corporation, one of whom was a candidate for reelection, are:

Thomas Granville:

For:	28,343,131
Against:	6,607,617
Abstain:	105,975

Charles Trego:

For:	31,146,524
Against:	3,545,817
Abstain:	364,382

After review and tabulation, the ballots and proxies cast for and against, and those abstaining, the ratification of EFP Rotenberg, LLP as the Company’s independent auditors for the year ending December 31, 2013, are:

For:	91,849,102
Against:	1,410,023
Abstain:	433,386

After review and tabulation, the ballots and proxies cast for and against, and those abstaining, the approval to increase the authorized shares of Common Stock from 200,000,000 to 350,000,000 shares, are:

For:	71,371,059
Against:	17,959,253
Abstain:	4,362,199

After review and tabulation, the ballots and proxies cast for and against, and those abstaining, the advisory vote on the compensation of the Company’s named executive officers, are:

For:	22,962,437
Against:	9,613,020
Abstain:	2,481,266

After review and tabulation, the ballots and proxies cast for and against, and those abstaining, the frequency of future advisory votes on the compensation of the Company’s named executive officers:

One year:	11,945,697
Two years:	5,020,311
Three years:	12,342,402
Abstain:	5,748,313

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Axion Power International, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 1, 2013

Axion Power International, Inc.

By:	/s/ Thomas Granville
Thomas Granville
Chief Executive Officer